EXHIBIT 10.1

SECOND AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

OF

CB RICHARD ELLIS GROUP, INC.

Adopted by Board on April 1, 2004

Approved by Stockholders on April 21, 2004

Amended and Restated by Board on April 14, 2005

Amended and Restated by Board on February 21, 2008

Approved by Stockholders on June 2, 2008

Termination Date: March 31, 2014

1. PURPOSES.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards including, but not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Restricted Stock Purchase Rights, (v) Stock Appreciation Rights, (vi) Phantom Stock Units, (vii) Restricted Stock Units, (viii) Performance Share Bonuses, and (ix) Performance Share Units.

(c) General Purpose. The Company, by means of this new Plan, which is intended to replace the Company’s 2001 Stock Incentive Plan (“Predecessor Plan”), seeks to provide incentives for the group of persons eligible to receive Stock Awards to exert maximum efforts for the success of the Company and its Affiliates. Stock Awards granted under the Predecessor Plan shall continue to be governed by the terms of the Predecessor Plan in effect on the date of grant of such award.

2. DEFINITIONS.

(a) “Administrator” means a committee of one or more members of the Board (or other individuals who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Section 3 of the Plan.

(b) “Affiliate” means generally with respect to the Company, any entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c) “Beneficial Owner” means the definition given in Rule 13d-3 of the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means the occurrence of any of the following events:

(i) The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

(ii) A merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “shareholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation;

(iii) Any person or group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) (for the purposes of this clause (iii), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group);

(iv) During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease, by reason of one or more contested elections for Board membership, to constitute a majority of the Board then in office; or

(v) Approval by the shareholders of the Company of a complete dissolution or liquidation of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Stock Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) with respect to such Stock Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Common Stock” means the Class A common shares of the Company.

(h) “Company” means CB Richard Ellis Group, Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are compensated by the Company solely for their services as Directors.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave.

(k) “Covered Employee” means any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Stock Awards, “Disability” means physical or mental incapacitation such that for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, a person is unable to substantially perform his or her duties. Any question as to the existence of that person’s physical or mental incapacitation as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company. If the person and the Company or an Affiliate cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) who shall make such determination in writing. The determination of Disability made in writing to the Company or an Affiliate and the person shall be final and conclusive for all purposes of the Stock Awards.

(n) “Eligible Director” means any Director who: (i) is not employed by the Company and (ii) does not receive a financial management fee from the Company and is not employed by any entity that receives such a fee.

(o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date, or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is not listed on an established stock exchange or national market system , but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s) “Non-Employee Director” means a Director who is considered a “non-employee director” for purposes of Rule 16b-3.

(t) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(w) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(x) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(y) “Outside Director” means a Director who is considered an “outside director” for purposes of Section 162(m) of the Code.

(z) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(aa) “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(bb) “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(A) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) annual revenue, (ii) earnings before interest, taxes, depreciation and amortization, or EBITDA, (iii) earnings per share, (iv) stock price, (v) operating cash flow, (vi) net income (before or after taxes), (vii) profit margins, operating margins, gross margins or cash margins, (vii) revenue growth, (ix) pre- or after-tax income (before or after allocations of corporate overhead and bonuses), (x) return on equity, (xi) total shareholder return, (xii) return on assets or net assets, (xiii) appreciation in and/or maintenance of the price of the Company’s Common Stock, (xiv) market share, (xv) gross profits, (xvi) economic value-added models or equivalent metrics, (xvii) comparisons with various stock market indices, (xviii) reductions in costs, (xix) cash flow or cash flow per share, (xx) return on capital (including return on total capital or return on invested capital), (xxi) cash flow return on investment, (xxii) improvement in or attainment of expense levels or working capital levels, (xxiii) year-end cash, (xxiv) debt reductions, (xxv) shareholder equity, (xxvi) regulatory or litigation achievements, (xxvii) and implementation, completion or attainment of measurable objectives with respect to business development, new products or services, budgets, regulatory or business risks, acquisitions, divestitures or recruiting and maintaining personnel, or (xxviii) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or index. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Financial performance targets are approved by the Chief Executive Officer and the Administrator at or near the beginning of each year.

(B) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under

United States generally accepted accounting principles (“GAAP”); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Stock Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code

(cc) “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.

(dd) “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award; provided that no Performance Period shall be less than one year as measured from the commencement of the period over which performance is evaluated.

(ee) “Performance Share Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Subsection 8(f) of the Plan.

(ff) “Performance Share Unit” means the right to receive one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests, subject to the provisions of Subsection 8(g).

(gg) “Phantom Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock, subject to the provisions of Subsection 8(d) of the Plan.

(hh) “Plan” means this Second Amended and Restated 2004 Stock Incentive Plan of CB Richard Ellis Group, Inc.

(ii) “Restricted Stock Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Subsection 8(a) of the Plan.

(jj) “Restricted Stock Purchase Right” means the right to acquire shares of the Company’s Common Stock upon the payment of the agreed-upon monetary consideration, subject to the provisions of Subsection 8(b) of the Plan.

(kk) “Restricted Stock Unit” means the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, subject to the provisions of Subsection 8(e).

(ll) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule l6b-3, as in effect from time to time.

(mm) “Securities Act” means the Securities Act of 1933, as amended.

(nn) “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Subsection 8(c).

(oo) “Stock Award” means any Option award, Restricted Stock Bonus award, Restricted Stock Purchase Right award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award. These Awards may include, but are not limited to those listed in Subsection 1(b).

(pp) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION.

(a) Administration of the Plan. The Plan shall be administered by a committee (the “Administrator”) of Directors who are considered “independent” under the rules of the New York Stock Exchange (“NYSE”), except the Board shall retain the authority to terminate and amend the Plan and to administer the Plan with respect to Directors who are not employees or consultants of the Company.

(b) Powers of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan (including the restrictions on amendment in Section 14):

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend a Stock Award as provided in Section 14 of the Plan.

(iv) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary, desirable, convenient or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(v) To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

(c) Delegation to Committee.

(i) General. The Administrator may delegate administration of the Plan to any of its members or to any other person or persons or committee of one or more individuals selected by it, subject to the Delaware General Corporation Law (“DGCL”) and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the NYSE, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee or an individual, the Committee or individual shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Administrator, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Administrator. The Administrator may abolish the Committee at any time and revest in the Administrator the administration of the Plan.

(ii) Section 16b-3 and Section 162(m) Compliance. At such time as the Common Stock is publicly traded, in the discretion of the Administrator, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Administrator may, subject to the DGCL and the applicable rules and regulations of the SEC and the NYSE, (1) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are either (a) not then subject to Section 16 of the Exchange Act or (b) receiving a Stock Award as to which the Administrator or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award.

(d) Effect of Administrator’s Decision. All determinations, interpretations and constructions made by the Administrator or any Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed thirty million seven hundred eighty-five thousand two hundred eighteen (30,785,218) shares. To the extent that a distribution pursuant to a Stock Award is made in cash, the share reserve shall remain unaffected.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason (i) expire or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. To the extent that a Stock Appreciation Right or Phantom Stock Unit granted under the Plan is redeemed by payment in cash rather than shares of Common Stock, the shares of Common Stock subject to the redeemed portion of the Stock Appreciation Right shall revert to and again become available for issuance under the Plan. In addition, the following shares of Common Stock shall be added to the shares of Common Stock authorized for issuance under paragraph (a) of this Section: (i) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Stock Award, (iii) shares of Common Stock repurchased by the Company with Option proceeds, and (v) shares of Common Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY; PERFORMANCE-BASED COMPENSATION.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Participant shall be eligible to be granted Awards covering more than two million (2,000,000) shares of Common Stock during any fiscal year of the Company.

(d) Consultants.

(i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii) Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority owned subsidiaries; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

(e) Performance-Based Compensation.

(i) Purpose. The Administrator, in its sole discretion, may determine whether a Stock Award is to qualify as Performance-Based Compensation. If the Administrator, in its sole discretion, decides to grant such a Stock Award to an eligible Participant that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Stock Awards to other eligible Participants that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation.

(ii) Applicability. The grant of a Stock Award to a Participant for a particular Performance Period shall not require the grant of a Stock Award to such Individual in any subsequent Performance Period and the grant of a Stock Award to any one Participant shall not require the grant of a Stock Award to any other Participant in such period or in any other period.

(iii) Types of Awards. Notwithstanding anything in the Plan to the contrary, the Administrator may grant any Stock Award to a Participant intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any performance or incentive Stock Awards described in Article 8 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

(iv) Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Stock Award granted under Articles 6 or 8 to one or more Participants and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Participants, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Stock Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Stock Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Stock Awards, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(v) Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to a Stock Award that is intended to qualify as Performance-Based Compensation, the Participant must be employed by the Company or a Subsidiary throughout the Performance Period. Furthermore, a Participant shall be eligible to receive payment pursuant to such Stock Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

(vi) Additional Limitations. Notwithstanding any other provision of the Plan, any Stock Award which is granted to a Participant and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Subsection 5(b) of the Plan regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of seven (7) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Subsection 5(b) of the Plan regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Administrator at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option): (1) by delivery to the Company of other Common Stock, (2) pursuant to a “same day sale” program, (3) by withholding Common Stock otherwise issuable in connection with the exercise of the option or (4) by some combination of the foregoing. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for such period of time as required to avoid a charge to earnings for financial accounting purposes.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, subject to applicable laws, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and except to family members or family trusts and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, if permitted by applicable laws of descent and distribution, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator. The vesting provisions of individual Options may vary. Generally, so long as the Optionholder remains in continuous service with the Company, an Option shall vest and become exercisable with respect to 25% of the shares subject to the Option on each anniversary of the date of grant over a four-year period. The provisions of this Subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or subject to applicable laws, by a person designated to exercise the Option upon the Optionholder’s death pursuant to Subsection 6(e) or 6(f) of the Plan, but only within the period ending on the earlier of (l) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Administrator determines to be appropriate.

7. NON-DISCRETIONARY STOCK AWARDS FOR ELIGIBLE DIRECTORS.

In addition to any other Stock Awards that Eligible Directors may be granted on a discretionary basis under the Plan, each Eligible Director of the Company shall be automatically granted without the necessity of action by the Board or Administrator, the following option grants and restricted stock bonuses, as described in Subsections 7(a) and 7(b) below:

(a) Annual Stock Option Grant. An annual grant of stock options shall automatically be made to each Eligible Director. The number of shares of Common Stock covered by each stock option shall be equal to a dollar amount determined by the Board no later than the end of the prior calendar year divided by the Fair Market Value of the Company’s Common Stock on the date of grant, rounded to the nearest whole number, provided that such dollar amount shall not be greater than $100,000. The exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the option on the date the option is granted. The maximum term of the options shall be seven (7) years and the options shall vest and become exercisable at a rate of one-twelfth (1/12th) of the grant per quarter over a period of three (3) years of Continuous Service. In the event of involuntary termination (such as death, Disability, or non-reelection), vested shares must be exercised within one (1) year of termination, but no later than seven (7) years from the date of grant. In the event of resignation or other voluntary termination, the options must be exercised within three (3) months of termination. In the event of removal, such Options shall lapse automatically. Except as otherwise expressly described in this subsection, the terms are the same as those for the standard form of Nonstatutory Stock Options in use by the Company at the time of grant. This grant shall be pro-rated as provided in Subsection 7(c) below.

(b) Annual Restricted Stock Bonus. An annual grant of restricted stock shall automatically be made in a dollar amount (the “Restricted Stock Dollar Amount”) determined by the Board no later than the end of the prior calendar year and equal to the number of shares (rounded to the nearest whole number) which represents a Fair Market Value of such Restricted Stock Dollar Amount at the time of the grant, provided that such Restricted Stock Dollar Amount shall not be greater than $70,000. The restricted stock granted shall vest in full on the third (3rd) anniversary of the date of the grant (the “Vesting Date”) provided that the Eligible Director has served continuously since the grant. If an Eligible Director leaves the Board of Directors as a result of the Eligible Director’s death, Disability, retirement, or failure to be renominated or reelected to the Board, any unvested restricted stock shall become vested immediately prior to such departure in the amount of one-third (1/3) of the total number of shares subject to the grant for each full year the Eligible Director served on the Board of Directors after the date of grant. (For purposes of this subsection, “retirement” is defined as resignation after an Eligible Director reaches sixty-five 65 years of age.) This grant shall be pro-rated as provided in Subsection 7(c) below.

(c) Pro-Ration of Grants. Stock option and restricted stock bonus grants to Eligible Directors shall be pro-rated based on the “Commencement Date” of the Eligible Director to the end of the pro-ration cycle. (For purposes of this Section 7, the annual pro-ration cycle shall end on May 15th each year.) For new Eligible Directors, the “Commencement Date” shall be the date the Eligible Director is elected to the Board. For existing Board members, the “Commencement Date” shall be the date on which the Plan is approved by the Board. For an existing Board member who becomes an Eligible Director as a result of a change in status, the “Commencement Date” shall be the date the status of the Director changes.

The pro-ration of the option grants to each Eligible Director shall be calculated as the number of shares covered by the option grant to him/her as described above in Subsection 7(a) multiplied by the following fraction: the number of days from the Commencement Date of that Eligible Director’s service until the next May 15th divided by 365 days. The pro-ration of the restricted stock grants to each Eligible Director shall be calculated as the number of shares covered by the restricted stock grant to him/her as described above in Subsection 7(b) multiplied by the following fraction: the number of days from the Commencement Date of that Eligible Director’s service until the next May 15th divided by 365 days.

For avoidance of doubt, calculations of pro-ration shall not be altered by the date on which a Stock Award is granted. The pro-ration calculation for an individual Eligible Director shall be applied to his or her Stock Awards granted within the pro-ration cycle with respect to which the calculation is being made.

(d) Date of Grants. The date of grants shall be based on the first Board meeting following each Annual Meeting of Shareholders, and will require at least three (3) months of prior service as an Eligible Director. In the case of an existing Board member who becomes an Eligible Director as a result of a change in status, the grant will be as of the one (1) month anniversary of the date the status of the Eligible Director changes.

8. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Bonus Awards. Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of Restricted Stock Bonus agreements may change from time to time, and the terms and conditions of separate Restricted Stock Bonus agreements need not be identical, but each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Vesting shall generally be based on the Participant’s Continuous Service and shall be over a period of not less than three (3) years following the date the Award is made; provided, however, that, notwithstanding the foregoing, Awards granted pursuant to this Section 8(a) and Section 8(e) that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 4(a) may be granted to any one or more Participants without respect to such minimum vesting provisions. Generally, so long as the Participant remains in continuous service with the Company, Awards shall vest with respect to 25% of the shares subject to the Award on each anniversary of the date of grant over a four-year period. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

(iv) Transferability. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted

Stock Bonus agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement.

(b) Restricted Stock Purchase Rights. Each Restricted Stock Purchase agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of the Restricted Stock Purchase agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase agreements need not be identical, but each Restricted Stock Purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. The purchase price under each Restricted Stock Purchase agreement shall be such amount as the Administrator shall determine and designate in such Restricted Stock Purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase agreement shall be paid either: (i) in cash or by check at the time of purchase or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion.

(iii) Vesting. The Administrator shall determine the criteria under which shares of Common Stock under the Restricted Stock Purchase agreement may vest; the criteria may or may not include performance criteria or Continuous Service. Shares of Common Stock acquired under the Restricted Stock Purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(iv) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Purchase agreement.

(v) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Purchase agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Purchase agreement remains subject to the terms of the Restricted Stock Purchase agreement.

(c) Stock Appreciation Rights. Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (i) stand-alone SARs and (ii) stapled SARs. No SAR shall be exercisable after the expiration of seven (7) years from the date it was granted.

(i) Stand-Alone SARs. The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(a) The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Administrator may establish. Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares.

(b) Stand-Alone SARs granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator. The vesting provisions of individual Stand-Alone SARs may vary. Generally, so long as the holder of a Stand-Alone SAR remains in continuous service with the Company, the Stand-Alone SAR shall vest and become exercisable with respect to 25% of the shares subject to the Stand-Alone SAR on each anniversary of the date of grant over a four-year period. The provisions of this Subsection 8(c)(i) are subject to any provisions governing the minimum number of shares of Common Stock as to which a Stand-Alone SAR may be exercised.

(c) The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Administrator in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per share be less than one hundred percent (100%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(d) The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

(ii) Stapled SARs. The following terms and conditions shall govern the grant and redemption of stapled SARs:

(a) Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(b) Stapled SARs shall be redeemable upon such terms and conditions as the Administrator may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(c) The distribution to which the holder of stapled SARs shall become entitled under this Section 8 upon the redemption of stapled SARs as described in Section 8(c)(ii)(b) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

(d) Phantom Stock Units. The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i) Phantom Stock Unit awards shall be redeemable by the Participant to the Company upon such terms and conditions as the Administrator may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Administrator otherwise provides in the terms of the Stock Award Agreement.

(ii) The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

(e) Restricted Stock Units. The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

A Restricted Stock Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests. Participants may elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of restricted stock in accordance with the provisions of the grant approved by the Administrator. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. When the Participant vests in such restricted stock, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred. Restricted Stock Units shall be paid by delivery of shares of Common Stock in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Vesting shall generally be based on the Participant’s Continuous Service or as otherwise provide in the grant agreement and shall be over a period of not less than three years following the date the Award is made; provided, however, that, notwithstanding the foregoing, Awards granted pursuant to Section 8(a) and this Section 8(e) that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 4(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

(iii) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

(f) Performance Share Bonus Awards. Each Performance Share Bonus agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of Performance Share Bonus agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus agreements need not be identical, but each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Administrator. Vesting shall be subject to the Performance Share Bonus agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

(iv) Transferability. Shares of Common Stock received under the Performance Share Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Performance Share Bonus agreement remains subject to the terms of the Performance Share Bonus agreement.

(g) Performance Share Units. The following terms and conditions shall govern the grant and redeemability of Performance Share Units:

A Performance Share Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests. Participants may elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of performance shares in accordance with the provisions of the grant approved by the Administrator. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. When the Participant vests in such performance shares, the Participant will be credited with a number of Performance Share Units equal to the number of shares of Common Stock for which delivery is deferred. Performance Share Units shall be paid by delivery of shares of Common Stock in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Performance Share Unit.

Each Performance Share Unit agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of Performance Share Unit agreements may change from time to time, and the terms and conditions of separate Performance Share Unit agreements need not be identical, but each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Performance Share Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Administrator shall also have the discretion to provide that the Participant pay for such Performance Share Units or the underlying shares with cash or other consideration permissible by law.

(ii) Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Administrator and set forth in the Performance Share Unit agreement.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Performance Share Unit agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Performance Share Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Performance Share Unit agreement remains subject to the terms of the Performance Share Unit agreement.

9. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11. CANCELLATION AND RE-GRANT OF OPTIONS.

(a) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Stock Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other Stock Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(b) Shares subject to an Option canceled under this Section 11 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to Subsection 5(c) of the Plan. The provisions of this Subsection 11(b) shall be applicable only to the extent required by Section 162(m) of the Code.

12. MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate exercisability and/or vesting in cases related to death, disability, retirement or other termination of employment and Change of Control. The Administrator or Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state in which the Company is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the

Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of a Stock Award or the acquisition, vesting, distribution or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

13. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Subsection 4(a) above, the maximum number of securities subject to award to any person pursuant to Subsection 5(c) above, and the number of securities subject to the option grants to Eligible Employee Directors under Section 7 of the Plan, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of the securities subject to such outstanding Stock Awards. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Adjustments Upon a Change of Control.

(i) In the event of a Change of Control (other than the approval by the shareholders of the Company of a complete dissolution or liquidation of the Company), such as an asset sale, merger, or change in ownership of voting power, then any surviving entity or acquiring entity shall assume or continue any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Administrator in its sole discretion and without liability to any person may (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise or redemption price, if any, times (y) the total number of shares then subject to such Stock Award, (2) continue the Stock Awards, or (3) notify Participants holding an Option, Stock Appreciation Right, or Phantom Stock Unit that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Administrator, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Administrator shall not be obligated to treat all Stock Awards, even those which are of the same type, in the same manner.

(ii) In the event of the approval by the shareholders of the Company of a complete dissolution or liquidation of the Company, all outstanding Stock Awards shall fully vest. Upon complete dissolution or liquidation of the Company, all outstanding Stock Awards shall terminate.

14. AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that except as provided in Section 13 of the Plan relating to adjustments upon changes in Common Stock, the Board shall not, without the requisite affirmative approval of the Company’s stockholders, make any amendment which materially modifies the Plan by (i) increasing the benefits accrued to Participants under the Plan, (ii) increasing the number of securities which may be issued under the Plan, (iii) modifying the requirements for participation in the Plan, or (iv) including a provision allowing the Board to lapse or waive restrictions at its discretion, except in cases related to death, disability, retirement and other termination of employment, or Change in Control. In addition, except as provided in Section 13 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any NYSE, Nasdaq or other securities exchange listing requirements, or other applicable law or regulation.

(b) Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Material Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

15.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is first adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Material Impairment of Rights. Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

16. EFFECTIVE DATE OF RESTATEMENT OF THE PLAN.

This Second Amended and Restated Plan shall become effective upon approval by the shareholders of the Company.

17. SECTION 409A.

To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

18. CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.